    As filed with the Securities and Exchange Commission on November 7, 1996
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           MIDCOM COMMUNICATIONS INC.
               (Exact name of issuer as specified in its charter)

             Washington                                     91-1438806
    (State or other jurisdiction                            (I.R.S. Employer
    of incorporation or organization)                       Identification No.)

    1111 Third Avenue, Seattle, Washington                  98101
   (Address of Principal Executive Offices)                 (Zip Code)

     MIDCOM COMMUNICATIONS INC. AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (Full titles of the plan)

                                  Paul P. Senio
                       Vice President and General Counsel
                              MIDCOM Communications
                                1111 Third Avenue
                            Seattle, Washington 98101
                     (Name and address of agent for service)
                                 (206) 628-8000

          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
        Title of                                         Proposed Maximum           Proposed Maximum              Amount of
       Securities                Amount to be             Offering Price               Aggregate                 Registration
    to be Registered            Registered (1)               Per Share               Offering Price                  Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.0001, subject to             2,220,723 shares           $1.00 - $18.50              $18,796,611                   $6,482
outstanding options (2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.0001, not subject        779,277 shares                  $10.6875              $8,328,523                   $2,872
to outstanding options (3)
----------------------------------------------------------------------------------------------------------------------------------
Total (2)(3).....................................................................................................   $9,354
==================================================================================================================================

(1) Pursuant to Rule 416(c), this registration statement also includes an indeterminate number of shares as may become issuable by reason of the anti-dilution provisions of the Amended and Restated 1993 Stock Option Plan.


(2) Based upon the exercise price of options granted and outstanding as of the date of the filing of the registration statement.

(3) Estimated, pursuant to Rule 457(h)(1), solely for the purpose of calculating the amount of the registration fee which is based on the average of the high and low prices for shares of common stock of MIDCOM Communications Inc. on November 5, 1996, as quoted by the National Association of Securities Dealers Automated Quotation National Market System which was $10.6875 per share.

                               PAGE 1 OF ___ PAGES

                       EXHIBIT INDEX IS LOCATED ON PAGE 6.

                      REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to General Instruction E, this registration statement on Form S-8 is filed by MIDCOM Communications Inc. (the "Company") to register additional securities under the Company's Revised and Restated 1993 Stock Option Plan (the "Plan") described in Registration Statement No. 33-94682 to be issued pursuant to an amendment to the Plan approved by the Company's Board of Directors on July 25, 1996 and by the Company's shareholders on October 29, 1996. Portions of Registration Statement No. 33-94682 are incorporated herein by reference.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended, filed with the Commission pursuant to Section 13(a) of the Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Form 10-K referred to in (a) above.

         (c) The description of the Common Stock of the registrant contained in the registration statement on Form 8-A (File No. 0-18054) filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the common stock pursuant to the Plan described herein shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 23B.08.320 of the Washington Business Corporation Act allows a Washington corporation to include in its certificate of incorporation a provision which limits a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, with certain exceptions. The Company's Articles of Incorporation includes such provision limiting directors' personal liability in accordance with Section 23B.08.320 of the Washington Business Corporation Act.

         Additionally, the Company has the power, pursuant to Section 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act, to indemnify its directors, officers and other persons for certain acts. Pursuant to its by-laws, the Company will indemnify its officers, directors and other persons described in Section 23B.08.510 of the Washington Business Corporation Act to the full extent permitted by law. The Company maintains insurance for this purpose. Such insurance generally insures the directors and officers against claims due to any breach of duty, neglect, error, misstatement, misleading statement, omission or other act solely by reason of their being directors and officers and for acts, errors and omissions by them in the provision of professional services to the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit Number                     Exhibit

  4.1               MIDCOM Communications Inc. Revised and Restated 1993 Stock
                    Option Plan

  5.1               Opinion of Heller, Ehrman, White & McAuliffe

  23.1              Consent of Heller, Ehrman, White & McAuliffe (See Exhibit
                    5.1)

  23.2              Consent of Ernst & Young LLP, Independent Auditors

  24                Power of Attorney (See page 5 of this Registration
                    Statement)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 29th day of October, 1996.

                                                MIDCOM COMMUNICATIONS INC.

                                        By:/s/ Robert J. Chamberlain
                                           --------------------------------
                                           Robert J. Chamberlain
                                           Executive Vice President and
                                           Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes and appoints Robert J. Chamberlain and Paul P. Senio, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, any and all amendments to this registration statement, and to file the same, including any and all post-effective amendments and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 29th day of October, 1996.

              SIGNATURE                                                      TITLE
              ---------                                                      -----

/s/ William H. Oberlin                                  President, Chief Executive Officer and Director
------------------------------                                   (Principal Executive Officer)
William H. Oberlin

/s/ Robert J. Chamberlain                            Executive Vice President and Chief Financial Officer
------------------------------                           (Principal Accounting and Financial Officer)
Robert J. Chamberlain

/s/ Paul H. Pfleger                                                        Director
------------------------------
Paul H. Pfleger

/s/ John M. Orehek                                                         Director
------------------------------
John M. Orehek

/s/ Scott B. Perper                                                        Director
------------------------------
Scott B. Perper

/s/ Karl D. Guelich                                                        Director
------------------------------
Karl D. Guelich

/s/ John M. Zrno                                                           Director
------------------------------
John M. Zrno

/s/ Marvin C. Moses                                                        Director
------------------------------
Marvin C. Moses

/s/ Daniel M. Dennis                                                       Director
------------------------------
Daniel M. Dennis

                                  EXHIBIT INDEX

                                                                     Sequential
Exhibit Number                Exhibit                                  Page No.

  4.1               MIDCOM Communications Inc. Revised and
                    Restated 1993 Stock Option Plan

  5.1               Opinion of Heller, Ehrman, White &
                    McAuliffe

  23.1              Consent of Heller, Ehrman, White &
                    McAuliffe (See Exhibit 5.1)

  23.2              Consent of Ernst & Young LLP, Independent
                    Auditors

  24                Power of Attorney (See page 5 of this
                    Registration Statement)